UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2016

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
                        Hackensack, New Jersey 07601
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.01.      Completion of Acquisition or Disposition of Assets

On May 11, 2016, Signal Share Infrastructure Inc. ("SSI"), a wholly-owned subsidiary of Roomlinx, Inc. (the "Company") completed the Foreclosure Sale of substantially all assets of SSI (other than certain excluded agreements) pursuant to Article 9 of the Uniform Commercial Code.  SSI, which held the operations of the Company prior to the Company's March 27, 2015 acquisition of Signal Point Holdings, Corp., terminated all of its employees and ceased operations.  The Foreclosure Sale resulted from SSI's inability to pay approximately $3,622,275 of indebtedness to SSI's senior lender, Cenfin, LLC.  The winning bid was made by Single Digits, Inc., an unaffiliated New Hampshire corporation and accepted by Cenfin. There was no relationship between SSI or its affiliates and Single Digits prior to the transaction. The consideration was $700,000 plus SSI's cash on hand at Closing less $207,106.72, such amount representing 75% of deposits received by SSI prior to closing for future installations for which work had not been substantially completed for Hyatt.  The amount of accounts receivables included in the transferred asserts was approximately $440,000 as of May 9, 2016.

Item 9.01.      Financial Statements and Exhibits

Exhibit Number	Description

10.1	Bill of Sale dated May 11, 2016

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	ROOMLINX, INC.

By: /s/ Christopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer